                                                                   EXHIBIT 2.1


                         AGREEMENT OF PURCHASE FOR THE
                   PRECISION GUNNERY TRAINING SYSTEMS ASSETS

                                  DATED AS OF

                                 MAY 31, 2000

                                BY AND BETWEEN

           EIDETICS CORPORATION, A CALIFORNIA CORPORATION ("BUYER")

                                      AND

            PERCEPTRONICS, INC., A DELAWARE CORPORATION ("SELLER")

                                TABLE OF CONTENTS

                                                                                                            PAGE

1.       DEFINITIONS...........................................................................................1
                  1.1      Definitions.........................................................................1

2.       PURCHASE AND SALE.....................................................................................4
                  2.1      Purchase and Sale...................................................................4
                  2.2      Excluded Assets.....................................................................5
                  2.3      Assumption of Liabilities...........................................................5
                  2.4      Excluded Liabilities................................................................5
                  2.5      Assignment of Contracts and Rights..................................................6
                  2.6      Purchase Price; Allocation of Purchase Price........................................7
                  2.7      Closing.............................................................................8
                  2.8      Consideration at Closing...........................................................10
                  2.9      Conditions Precedent to Buyer's Performance........................................10
                  2.10     Conditions Precedent to Seller's Performance.......................................11

3.       REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................11
                  3.1      Corporate Existence and Power......................................................11
                  3.2      Corporate Authorization............................................................11
                  3.3      Governmental Authorization.........................................................12
                  3.4      Non-Contravention..................................................................12
                  3.5      Consents...........................................................................12
                  3.6      Intentionally Deleted..............................................................12
                  3.7      Absence of Certain Changes.........................................................12
                  3.8      Properties.........................................................................13
                  3.9      Purchased Assets...................................................................13
                  3.10     Title to Purchased Assets..........................................................13
                  3.11     No Undisclosed Material Liabilities................................................13
                  3.12     Litigation.........................................................................13
                  3.13     Assumed Contracts..................................................................14
                  3.14     Licenses and Permits...............................................................15
                  3.15     Insurance Coverage.................................................................15
                  3.16     Compliance with Laws...............................................................15
                  3.17     Intentionally Deleted..............................................................15
                  3.18     Intentionally Deleted .............................................................15
                  3.19     Proprietary Rights.................................................................16
                  3.20     Intentionally Deleted .............................................................16
                  3.21     Finders' Fees......................................................................16

                                                                     i

                  3.22     Intentionally Deleted..............................................................16
                  3.23     Other Information..................................................................16

4.       REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................17
                  4.1      Organization and Existence.........................................................17
                  4.2      Corporate Authorization............................................................17
                  4.3      Governmental Authorization.........................................................17
                  4.4      Non-Contravention..................................................................17
                  4.5      Finders' Fees; Side Deals..........................................................17
                  4.6      Financing; Financial Information...................................................18
                  4.7      Litigation.........................................................................18

5.       COVENANTS AND OTHER AGREEMENTS.......................................................................18
                  5.1      Noncompetition.....................................................................18
                  5.2      Trademarks; Tradenames.............................................................19
                  5.3      Best Efforts; Further Assurances...................................................19
                  5.4      Public Announcements...............................................................19
                  5.5      Bulk Sales Laws....................................................................20
                  5.6      Intentionally Deleted..............................................................20

6.       TAX MATTERS..........................................................................................20
                  6.1      Tax Definitions....................................................................20
                  6.2      Tax Matters........................................................................21
                  6.3      Tax Cooperation; Allocation of Taxes...............................................21

7.       EMPLOYEE BENEFITS....................................................................................22
                  7.1      Employee Benefits Definitions......................................................22
                  7.2      ERISA Representations..............................................................23
                  7.3      Employees and Offers of Employment.................................................23
                  7.4      Seller's Benefit Arrangements......................................................24
                  7.5      No Third Party Beneficiaries.......................................................24
8.       SURVIVAL; INDEMNIFICATION............................................................................24
                  8.1      Survival...........................................................................24
                  8.2      Indemnification....................................................................25
                  8.3      Procedures; No Waiver; Exclusivity.................................................26

                                                                     ii


9.       MISCELLANEOUS........................................................................................26
                  9.1      Notices............................................................................26
                  9.2      Amendments; No Waivers.............................................................27
                  9.3      Expenses...........................................................................27
                  9.4      Successors and Assigns.............................................................28
                  9.5      Arbitration........................................................................28
                  9.6      Governing Law......................................................................28
                  9.7      Counterparts.......................................................................28
                  9.8      Facsimile Copies...................................................................28
                  9.9      Entire Agreement...................................................................28
                  9.10     Severance of Provisions............................................................28
                  9.11     Rules of Construction..............................................................29
                  9.12     Attorneys Fees, Costs and Expenses.................................................29
                  9.13     Time is of the Essence.............................................................29
                  9.14     Captions...........................................................................29

SCHEDULE 2.2               EXCLUDED ASSETS
SCHEDULE 2.3               ASSUMED LIABILITIES
SCHEDULE 2.6               ALLOCATION STATEMENT
SCHEDULE 3.5               CONSENTS
SCHEDULE 3.8               PERSONAL PROPERTY
SCHEDULE 3.13              ASSUMED CONTRACTS
SCHEDULE 3.19              PROPRIETARY RIGHTS

EXHIBIT A                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT B                  FORM OF BILL OF SALE AND GENERAL ASSIGNMENT
EXHIBIT C                  INTENTIONALLY DELETED
EXHIBIT D                  FORM OF SECRETARY'S CERTIFICATE (BUYER)
EXHIBIT E                  FORM OF SELLER'S COUNSEL OPINION
EXHIBIT F                  FORM OF ESCROW AGREEMENT
EXHIBIT G                  FORM OF SECRETARY'S CERTIFICATE (SELLER)

                             AGREEMENT OF PURCHASE

         THIS AGREEMENT is dated as of May 31, 2000 between EIDETICS CORPORATION, a California corporation ("BUYER"), and PERCEPTRONICS, INC., a Delaware corporation ("SELLER").

                             W I T N E S S E T H :

         WHEREAS, Seller engages in the business of designing, developing, manufacturing, distributing, computer-based simulation systems that include precision gunnery training systems ("PGTS"), the improved tow vehicle ("ITV") PGTS and other military and commercial training simulators and devices (collectively, the " PGTS BUSINESS") and software products and services for creating Internet-based collaborative 3D and other virtual media experiences.

         WHEREAS, Buyer and Seller entered into a Teaming Agreement executed on December 27, 1999 ("TEAMING AGREEMENT") and a Memorandum of Understanding executed on December 27, 1999 ("MOU");

         WHEREAS, Buyer desires to purchase all of the assets of the PGTS Business from Seller, and Seller desires to sell all of the assets of the PGTS Business to Buyer, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements herein contained, the Buyer and Seller (individually a "Party" and collectively the "Parties") agree as follows:

1.       DEFINITIONS.

         1.1      DEFINITIONS.

                  (a) The following terms, as used herein, have the following meanings:

                  "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person and any stockholder owning greater than five percent (5%) of the equity of any Person, and any officers or director of a Person.

                  "ANCILLARY AGREEMENTS" means the MOU and the Teaming
Agreement.

                  "CLOSING DATE" means the date of the Closing.

                  "ENVIRONMENT" means any and all environmental media, including without limitation ambient air, surface water, ground water, drinking water supply, land surface or subsurface strata, and also means any indoor location.

                  "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, Environmental Permits, or governmental restrictions, relating to the protection of human health or safety or the Environment or to emissions, discharges or Releases of any Hazardous Substance into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance or the containment, removal or remediation thereof.

                  "ENVIRONMENTAL LIABILITIES" means any and all liabilities arising in connection with or in any way relating to the PGTS Business or the Purchased Assets or Seller's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters governed by Environmental Laws and (ii) arise from or relate in any way to actions occurring or conditions existing before the Closing Date.

                  "ENVIRONMENTAL PERMITS" means any and all governmental permits, licenses, concessions, grants, franchises, agreements, authorizations, registrations or other governmental approvals issued or required under any Environmental Laws.

                  "ESCROW AGENT" means the escrow agent under the Escrow Agreement.

                  "ESCROW AGREEMENT" means the Escrow Agreement to be entered into as of the Closing Date between Buyer, Seller and a financial institution reasonably acceptable to Buyer and Seller, as Escrow Agent, substantially in the form of EXHIBIT F.

                  "GOVERNMENTAL AUTHORITY" means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign).

                  "HAZARDOUS SUBSTANCE" means any and all pollutants and contaminants, and any and all toxic, caustic, radioactive or otherwise hazardous materials, substances or wastes that are regulated under any Environmental Laws, and includes, without limitation, petroleum and its derivatives and by-products, and any other hydrocarbons.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

                  "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the PGTS Business.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the PGTS Business.

                  "PERSON" means an individual, corporation, partnership, association, trust, limited liability company, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PROPRIETARY RIGHTS" means all (A) patents, patent applications, (B) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, data and documentation, (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, prospective vendors and other customer and supplier lists and information, (G) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof.

                  "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including, without limitation, the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance).

                  "SELLER'S PROPRIETARY RIGHTS" means all Proprietary Rights relating to the PGTS Business that are owned by Seller or an Affiliate thereof or that are used in the operation of the PGTS Business.

2.       PURCHASE AND SALE

         2.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at Closing, free and clear of all Liens, except as specifically set forth herein, all right, title and interest of Seller and its Affiliates in, to and under the assets, properties and business, other than the Excluded Assets and as otherwise limited or excluded hereunder, of every kind and description, wherever located, tangible or intangible, owned, held or used in the conduct of the PGTS Business by Seller or any Affiliate of Seller (the "PURCHASED ASSETS"), as set forth below:

                  (a) the machinery, equipment, furniture, office equipment, tools, communications equipment, vehicles, property and other tangible assets listed on SCHEDULE 3.8;

                  (b) the supplies and other materials (promotional or otherwise) used in the PGTS Business, wherever situated, and other supplies and materials listed on SCHEDULE 3.8;

                  (c)      the contracts and the other arrangements listed on
         SCHEDULE 3.13 (collectively, the "ASSUMED CONTRACTS") and all deposits and advances related in any way thereto;

                  (d) finished goods, raw materials and work in process inventory listed on SCHEDULE 3.8;

                  (e)      Intentionally Deleted;

                  (f) all prepaid expenses and deposits made by the Seller in the conduct of the PGTS Business with respect to the PGTS Business including, without limitation, ad valorem taxes, lease deposits, rental deposits and all deposits and advances made by customers under the Egyptian Contract and the Saudi Contract (as defined herein);

                  (g) all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets;

                  (h)      Intentionally Deleted;

                  (i) all transferable licenses, permits or other governmental authorizations affecting, or relating in any way to, the PGTS Business;

                  (j) the books, records, files and papers, whether in hard copy or computer format, including, without limitation, vendors, sales and promotional literature, market research, manuals and data, sales and purchase correspondence, lists of present suppliers and former suppliers, lists of present customers and former customers, personnel and employment records, and any information relating to Tax imposed solely by reason of the transfer of the Purchased Assets; and

                  (k) all goodwill associated with the PGTS Business or the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the PGTS Business.

         2.2 EXCLUDED ASSETS. Buyer expressly understands and agrees that the assets and properties of Seller that are listed on Schedule 2.2 of this Agreement (the "EXCLUDED ASSETS") shall be excluded from the Purchased Assets. Notwithstanding the foregoing, no Excluded Asset may be used by any Person in violation of Seller's obligations under this Agreement.

         2.3 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of Closing, to assume the following liabilities (the "ASSUMED LIABILITIES"):

                  (a) all liabilities arising after the Closing Date under the Assumed Contracts (other than liabilities or obligations attributable to any failure by Seller to comply with the terms thereof); and

                  (b)      the liabilities to the extent listed on SCHEDULE 2.3.

         2.4 EXCLUDED LIABILITIES. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Seller or any Affiliate of Seller (or any predecessor owner of all or part of its business and assets) of whatever nature whether presently in existence or arising or asserted hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller or such Affiliate (all such liabilities and obligations not being assumed being herein referred to as the "EXCLUDED LIABILITIES"). Without limiting the foregoing, each of the following shall be Excluded Liabilities for the purposes of this
Agreement:

                  (a) any obligation or liability for Tax arising from or with respect to the Purchased Assets or the operation of the PGTS Business or which is otherwise imposed on Seller or any of its Affiliates that are attributable to the Pre-Closing Tax Period;

                  (b) any liabilities or obligations relating to Seller employee benefits or Seller compensation arrangements, including, without limitation, any liabilities or obligations under any of Seller's Benefit Arrangements or Employee Plan;

                  (c) any action, suit, investigation or proceeding pending against Seller or in respect of the PGTS Business and any action, suit, investigation or proceeding commenced after the date hereof in respect of the conduct of the PGTS Business prior to Closing;

                  (d) any liability or obligation relating to an Excluded Asset; and

                  (e)      any Environmental Liability.

         2.5 ASSIGNMENT OF CONTRACTS AND RIGHTS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder. Seller and Buyer will use their best efforts to obtain the consent of the other parties to any such Purchased Asset or claim or right or any benefit arising thereunder for the assignment thereof to Buyer as Buyer may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing, or subleasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all rights of Seller against a third party thereto. Seller will promptly pay to Buyer when received all monies received by Seller under any Purchased Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset. In such event, Seller and Buyer shall, to the extent the benefits therefrom and obligations thereunder have not been provided by alternate arrangements satisfactory to Buyer and Seller, negotiate in good faith an adjustment in the consideration paid by Buyer for the Purchased Assets.

         2.6      PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE.

                  (a) The purchase price for the Purchased Assets (the "PURCHASE PRICE") is $498,069.35, plus the amounts as set forth in
         SECTION 2.6(b), to be paid through assumption of liabilities as provided in SCHEDULE 2.3 herein and subject to adjustment for authorized sales of inventory under MOU Section 4(b).

                  (b) For a period of four years after the date of the acquisition by Buyer of the Purchased Assets, Buyer shall pay to Seller a three percent (3%) royalty fee on cash-basis gross revenues (as payments are received actually or constructively by Buyer) allocable to PGTS sales and/or sales of simulators using as a material and integral component of such simulator the acquired Perceptronics simulation technology, including but not limited to PGTS, TT150 and AGPT. The royalty rate shall be paid only on the portion of a contract specifically relating to the PGTS Assets and not to other contract deliverables. No royalty fee shall be paid on Egyptian Program Contracts under this provision as fees on Egyptian Program Contracts are treated under MOU Section 7(a). Notwithstanding the foregoing, any amounts paid by Buyer with respect to the Lease under SCHEDULE 2.3, item 1, shall offset Buyer's obligation to pay the first amounts of royalty fees otherwise payable under this section and the fee otherwise payable under MOU Section 7(a).

                  (c) Buyer and Seller hereby agree to the allocation statement set forth on SCHEDULE 2.6 (the "ALLOCATION STATEMENT"), setting forth the value of the Purchased Assets and of the covenant not to compete described herein, which shall be used for the allocation of the Purchase Price. Seller and Buyer agree to report an allocation of such Purchase Price among the Purchased Assets in a manner entirely consistent with the Allocation Statement, and agree to act in accordance with such Allocation Statement in the preparation of financial statements and filing of all tax returns (including, without limitation, filing Form 8594 with their Federal income tax return for the taxable year that includes the date of the Closing) and in the course of any tax audit, tax review or tax litigation relating thereto. No later than 10 days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

                  (d)      The Purchase Price shall be paid as provided in
         SECTION 2.7 and SECTION 2.8.

                  (e) The Parties shall each pay for one-half (1/2) of all Escrow charges, except as provided in SECTION 5.5 or as otherwise provided herein.

         2.7 CLOSING. The closing (the "CLOSING") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place on or before July 28, 2000 at the offices of Perceptronics at 21010 Erwin Street, Woodland Hills, CA 91367.

                  (a) Upon execution of this Agreement, Seller shall deliver to the Escrow Agent $2,500 to be held in accordance with the terms of the Escrow Agreement.

                  (b) Upon execution of this Agreement, Buyer shall deliver to the Escrow Agent $2,500 apart from the Purchase Price to be held in accordance with the terms of the Escrow Agreement.

                  (c) Seller and Buyer shall enter into an Assignment and Assumption Agreement substantially in the form of EXHIBIT A attached hereto, and Seller shall deliver to Buyer such deeds, bills of sale (including a bill of sale substantially in the form of EXHIBIT B attached hereto), endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment (the "CONVEYANCE DOCUMENTS") as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets.

                  (d) Seller, Buyer and the Escrow Agent shall enter into the Escrow Agreement.

                  (e) Seller shall deliver original contracts (including an assignment thereof to Buyer and, if necessary, the other party's written consent thereto) of all Assumed Contracts.

                  (f) Seller shall deliver a certificate of good standing of Seller, issued as of a recent date by the Secretary of State of the State of Delaware and the Secretary of State of the State of California.

                  (g)      Intentionally Deleted.

                  (h) Seller shall deliver a secretary's certificate dated the date of the Closing as to (i) the resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and each exhibit hereto to which it is a signatory and the consummation of the transactions contemplated herein and therein and to the approval by stockholders of Seller; and (ii) the incumbency and signatures of the officers of Seller executing this Agreement or any other documents related to the transaction. The secretary's certificate shall be substantially in the form of EXHIBIT G attached hereto. Seller shall deliver a certificate executed by the president or vice president and the secretary or treasurer of Seller certifying that all Seller's representations and warranties under this Agreement are true as of the Closing Date, as though each of those representations and warranties had been made on that date.

                  (i)      Seller shall deliver the consents set forth on
         SCHEDULE 3.5.

                  (j) Seller shall cause Seller's counsel to deliver a written opinion to Buyer substantially in the form of EXHIBIT E attached hereto.

                  (k) Buyer shall deliver a certificate of good standing of Buyer issued as of a recent date by the Secretary of State of the State of California.

                  (l) Buyer shall deliver a secretary's certificate dated the date of the Closing as to (i) the resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement and each exhibit hereto to which it is a party and the consummation of the transactions contemplated herein and therein; and (ii) the incumbency of the officers of Buyer executing this Agreement and each exhibit hereto to which it is a party. The secretary's certificate shall be substantially in the form of EXHIBIT D attached hereto. Buyer shall deliver a certificate executed by the president or vice president and the secretary or treasurer of Buyer certifying that all Buyer's representations and warranties under this Agreement are true as of the Closing Date, as though each of those representations and warranties had been made on that date.

                  (m) Seller shall deliver to Escrow, properly authorized and executed Termination Statements (Form UCC-2) and all other documents reasonably necessary to terminate all security interests and Liens claimed by any Person (whether the original secured party or any assignee) with respect to all Liens on the Purchased Assets under Financing Statements (Form UCC-1) including, without limitation, the following:

                           (i) Financing Statement, File No. 9805160087, filed on February 13, 1998; Debtor: Perceptronics, Inc.; Original Secured Party: World Trade Finance, Inc.

                           (ii) Financing Statement, File No. 9727960699, filed on October 1, 1997; Debtor: Perceptronics, Inc.; Original Secured
         Party: The Pacific Bank, N.A.

                           (iii) Financing Statement, File No. 9629660051, filed on October 17, 1996; Debtor: Perceptronics, Inc.; Original Secured Party: World Trade Finance, Inc.

         2.8      CONSIDERATION AT CLOSING.

                  (a) At or before Closing Buyer shall pay the following into Escrow for payment by Escrow to the lenders described below:

                           (i) $137,278.01, as payment by Buyer of all outstanding principal and other charges to July 3, 2000 under the loan by City National Bank (Loan 20967/2304), plus daily interest in the amount of $43.43 per day through the Closing Date.

                           (ii) $43,091.34, as payment by Buyer of all outstanding principal and other charges to June 30, 2000 under the loan by the United States Small Business Administration/Pacific Bank (Loan 7646523003), plus daily interest in the amount of $4.67 per day through the Closing Date.

         2.9 CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE. The obligations of Buyer to purchase the Purchased Assets and assume the Assumed Liabilities under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this SECTION 2.9, in addition to those otherwise and elsewhere set forth in this Agreement. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition constitutes a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller is in default of any of its representations, warranties or covenants under this Agreement that have not been waived by Buyer.

                  (a) Except as otherwise permitted by this Agreement, all warranties by Seller in this Agreement, or in any written statement that will be delivered to Buyer under this Agreement, must be true on the Closing Date as though made at that time.

                  (b) On or before the Closing Date, Seller will have performed, satisfied and complied with all covenants, agreements and conditions required of it by this Agreement.

                  (c) During the period from December 31, 1999 to the Closing Date, there will not have been any Material Adverse Change in the financial condition or the results of operations of Seller and Seller will not have sustained any material loss or damage to its insured or uninsured assets that has a Material Adverse Effect.

         2.10 CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE. The obligations of Seller to sell the Purchased Assets and assign the Assumed Liabilities under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this SECTION 2.10, in addition to those otherwise and elsewhere set forth in this Agreement. Seller may waive any or all of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition constitutes a waiver by Seller of any of its other rights or remedies, at law or in equity, if Buyer is in default of any of its representations, warranties or covenants under this Agreement that have not been waived by Seller.

                  (a) Except as otherwise permitted by this Agreement, all warranties by Buyer in this Agreement, or in any written statement that will be delivered to Seller under this Agreement, must be true on the Closing Date as though made at that time.

                  (b) On or before the Closing Date, Buyer will have performed, satisfied and complied with all covenants, agreements and conditions required of it by this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer that:

         3.1 CORPORATE EXISTENCE AND POWER. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in California and in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary.

         3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements, and the consummation by Seller of the transactions contemplated hereby and thereby, are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and the Ancillary Agreements constitute valid and binding agreements of Seller. Seller has obtained consents from a majority of the outstanding shares of common stock to consummate the transaction, and prior to the closing will have complied with all requirements of the SEC and the Delaware General Corporation Law with respect to stockholder approval of the transaction.

         3.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements do not require any action by or in respect of, or filing with, any Governmental Authority, except as provided in SECTION 2.5.

         3.4 NON-CONTRAVENTION. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements do not and will not (i) contravene or conflict with the corporate charter or bylaws of Seller, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Seller or the PGTS Business; (iii) assuming the receipt of all Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit relating to the PGTS Business to which Seller is entitled under any provision of any agreement, contract or other instrument binding upon Seller or by which any of the Purchased Assets is or may be bound that will have a Material Adverse Effect on the PGTS Business, or (iv) result in the creation or imposition of any Lien on any Purchased Asset which could reasonably be expected to have a Material Adverse Effect on the PGTS Business.

         3.5 CONSENTS. SCHEDULE 3.5 sets forth each material agreement, contract or other instrument binding upon Seller or any Permit requiring a consent as a result of the execution, delivery and performance of this Agreement, the Consulting Agreement and the Escrow Agreement or the consummation of the transactions contemplated hereby (each such consent, a "CONSENT").

         3.6      Intentionally Deleted

         3.7 ABSENCE OF CERTAIN CHANGES. Since December 1, 1999, Seller has conducted the PGTS Business in the ordinary course consistent with past practices, and there has not been:

                  (a)      any Material Adverse Change;

                  (b) any creation or other incurrence of any Lien on any Purchased Asset which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect on the PGTS Business;

                  (c) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the PGTS Business or any Purchased Asset which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect on the PGTS Business; or

                  (d) any transaction, contract, agreement or other instrument entered into, or commitment made, by Seller relating to the PGTS Business or any Purchased Asset (including the acquisition or disposition of any assets) or any relinquishment by Seller of any contract or other right, in either case, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect on the PGTS Business.

         3.8 PROPERTIES. No Purchased Asset is subject to any Lien other than as set forth on the UCC-1 Debtor Report dated March 20, 2000, which such Liens shall be terminated prior to the Closing.

         3.9 PURCHASED ASSETS. The Purchased Assets and the Excluded Assets together constitute all of the material assets or property used in the PGTS Business.

         3.10 TITLE TO PURCHASED ASSETS. Upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the material Purchased Assets, free and clear of all Liens other than easements, covenants, rights of way and similar restrictions of record with respect to the real property subject to the Lease described in SCHEDULE 3.5. Seller shall have delivered to Buyer prior to the execution of this Agreement copies of all tax liens, judgments, financing statements and fixture filings (in each case whether or not of record) of which Seller has knowledge covering all or any portion of the Purchased Assets.

         3.11 NO UNDISCLOSED MATERIAL LIABILITIES. There are no material liabilities of the PGTS Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a material liability. Notwithstanding the foregoing, Seller acknowledges that Buyer is assuming only the Assumed Liabilities.

         3.12 LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Seller or threatened against the PGTS Business or any Purchased Asset before any Governmental Authority or arbitrator related to the PGTS Business.

         3.13     ASSUMED CONTRACTS.

                  (a)      Except for the Assumed Contracts disclosed in
         SCHEDULE 3.13, with respect to the PGTS Business, Seller is not a party to or subject to:

                           (i)      any lease;

                           (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets;

                           (iii) any sales, distribution or other similar agreement providing for the sale by Seller of materials, supplies, goods, services, equipment or other assets;

                           (iv) any partnership, joint venture or other similar contract arrangement or agreement;

                           (v) promotional contracts, advertising and advertising agency contracts and public relations agency contracts;

                           (vi) any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by Seller;

                           (vii) any agency, dealer, sales representative or other similar agreement;

                           (viii) any agreement, contract or commitment that substantially limits the freedom of Seller to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Purchased Asset or that would so limit the freedom of the Buyer after the Closing Date;

                           (ix) any agreement, contract or commitment which is or relates to an agreement with or for the benefit of any Affiliate of Seller; or

                           (x) any other agreement, contract or commitment not made in the ordinary course of business which is material to the PGTS Business taken as a whole.

                  (b) Each Assumed Contract is a valid and binding agreement of Seller and is in full force and effect, and neither Seller nor, to the knowledge of Seller, any other party thereto is in default in any material respect under the terms of any such Assumed Contract, nor, to the knowledge of Seller, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any event of default thereunder other than any Assumed Liabilities as specifically set forth herein.

         3.14 LICENSES AND PERMITS. SCHEDULE 3.14 correctly describes each material license, franchise, permit or other similar authorization affecting, or relating in any way to, the conduct of the PGTS Business, together with the name of the government agency or entity issuing such license or permit (the "PERMITS"). All Permits are valid and in full force and effect and, assuming the related Consents have been obtained prior to the Closing Date, are transferable by Seller and will not be terminated or impaired or become terminable as a result of the transactions contemplated hereby. Upon consummation of such transactions, Buyer will, assuming the related Consents have been obtained prior to the Closing Date, have all of the right, title and interest in all the Permits.

         3.15 INSURANCE COVERAGE. Seller has furnished to Buyer a list of, and true and complete copies of, to the extent received by Seller, all insurance policies and fidelity bonds covering the Purchased Assets, the business and operations of the PGTS Business and its employees. There is no claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

         3.16 COMPLIANCE WITH LAWS. Seller is not in material violation of, has not since January 1, 1996 violated, and to Seller's knowledge is not under investigation with respect to and has not been threatened to be charged with or given notice of any material violation of, any material law, rule, ordinance or regulation, or judgment, order or decree entered by any Governmental Authority applicable to the Purchased Assets or the conduct of the PGTS Business.

         3.17     Intentionally Deleted

         3.18     Intentionally Deleted

         3.19     PROPRIETARY RIGHTS.

                  (a) SCHEDULE 3.19 sets forth a list of Proprietary Rights, specifying as to each, as applicable: (i) the nature of such Proprietary Right; (ii) the owner of such Proprietary Right; (iii) the jurisdictions by or in which such Proprietary Right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) material licenses, sublicenses and other agreements as to which Seller or any of its Affiliates is a party and pursuant to which any Person is authorized to use such Proprietary Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

                  (b) (i) Seller has not during the four years preceding the date of this Agreement been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to the PGTS Business that has not been finally terminated prior to the date hereof and that involves a claim of infringement of any Proprietary Rights, (ii) to Seller's knowledge, Seller, in the conduct of the PGTS Business, has not infringed and is not infringing the Proprietary Rights of any other Person, and (iii) Seller has no knowledge of any continuing infringement by any other Person of any of Seller's Proprietary Rights. To Seller's knowledge, no Proprietary Right of Seller is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Seller with respect to the PGTS Business or restricting the licensing thereof by Seller to any Person. Seller has not entered into any agreement to indemnify any other Person against any charge of infringement of any Proprietary Right.

         3.20     Intentionally Deleted

         3.21 FINDERS' FEES. Other than as specifically provided herein, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         3.22     Intentionally Deleted

         3.23 OTHER INFORMATION. None of the documents or information delivered to Buyer in connection with the transactions contemplated by this Agreement and the Ancillary Agreements contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained therein not misleading so as to cause a Material Adverse Effect with respect to the Purchased Assets.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warranties to Seller that:

         4.1 ORGANIZATION AND EXISTENCE. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         4.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement, each of the Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and each of the Ancillary Agreements to which Buyer is a party constitute valid and binding agreements of Buyer.

         4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements require no action by or in respect of, or filing with, any Governmental Authority.

         4.4 NON-CONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements does not and will not (i) contravene or conflict with the corporate charter or bylaws of Buyer or
(ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon Buyer.

         4.5      FINDERS' FEES; SIDE DEALS.

                  (a) Other than as specifically provided herein, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                  (b) Buyer has no direct or indirect agreement, arrangement or understanding with Seller or any stockholder of Seller except for this Agreement and the Ancillary Agreements.

         4.6 FINANCING; FINANCIAL INFORMATION. Buyer has sufficient funds available to purchase the Purchased Assets.

         4.7 LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any matter challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

5.       COVENANTS AND OTHER AGREEMENTS

         5.1      NONCOMPETITION.

                  (a) Seller agrees that, for a period of five years from the Closing Date, neither it nor its Affiliates shall

                           (i) engage, either directly or indirectly, as a principal or for its own account, solely or jointly with others, or through any form of ownership in another Person, or otherwise, in any business that competes with the PGTS Business anywhere in the world; or

                           (ii) solicit for employment any employee of Buyer or any former employee of Seller whose primary duties and responsibilities were or are related to the PGTS Business.

                  (b) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Seller acknowledges that Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Seller agrees that Buyer shall be entitled to injunctive relief requiring specific performance by Seller of this Section, and Seller consents to the entry thereof.

         5.2 TRADEMARKS; TRADENAMES. Perceptronics hereby grants to Eidetics the perpetual right to use the name "Perceptronics Training Systems", PTS and all reasonable variations thereof and Perceptronics shall take no action inconsistent with the grant of this perpetual license.

         5.3      BEST EFFORTS; FURTHER ASSURANCES.

                  (a) Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer each agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

                  (b) Seller hereby constitutes and appoints, effective as of the Closing Date, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer or in the name of Seller, but for the benefit of Buyer
         (i) to collect for the account of Buyer any items of Purchased Assets and (ii) to institute and prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets. Buyer shall be entitled to retain for its account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

                  (c) This SECTION 5.3 shall survive the Closing for six years.

         5.4 PUBLIC ANNOUNCEMENTS. No notices to third parties or other publicity, including press releases, concerning the Egyptian Program Contracts or Buyer's acquisition of the PGTS Assets may be made, if such notice or press release specifically identifies or generally describes Buyer as the purchaser of the PGTS Assets, unless jointly agreed by the parties which such approval will not be unreasonably withheld. The Parties will cooperate in any disclosure required under any Federal or State securities laws.

         5.5 BULK SALES LAWS. The Buyer shall comply with its obligations and the Seller shall comply with its obligations, in each case as set forth under the provisions of any applicable "bulk sales", "bulk transfer" or similar laws. Buyer shall bear the cost of compliance with the bulk sales, bulk transfer or similar laws, other than costs incurred by Seller to comply with Seller's obligations. Buyer hereby agrees to hold Seller and its Affiliates harmless from any and all damage, loss, liability and expense incurred or suffered by Buyer or any of its Affiliates arising out of the failure of Buyer (or any party acting on behalf of Buyer, including without limitation Escrow Agent), to comply in any manner with Buyer's obligations as set forth in the California Commercial Code,
Section 6101, ET. SEQ., other than a failure arising out of Seller's failure to comply with its obligations under California Commercial Code Section 6101, ET. SEQ.

         5.6      INTENTIONALLY DELETED.

6.       TAX MATTERS

         6.1 TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

         "AFTER-TAX AMOUNT" with respect to any payment shall be calculated by taking into account the hypothetical Tax consequences of such payment, using the maximum applicable rate or rates applicable to Buyer, or any of its Affiliates, as appropriate, for the relevant year. For purposes of this Agreement, the term "After-Tax Amount" is intended to ensure that with respect to any payment received by Buyer or any of its Affiliates hereunder in respect of Seller's indemnification obligations, the amount of such payment shall be supplemented by a further payment to Buyer or any of its Affiliates so that the sum of the two payments (taking into account the above-referenced Tax consequences resulting from the receipt of such two payments) shall be equal to the initial payment received.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "POST-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending on or after the Closing Date.

         "PRE-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending on or before the close of business on the date preceding the Closing Date.

         "TAX" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax.

         6.2 TAX MATTERS. Seller hereby represents and warrants to Buyer that:

                  (a) Seller has timely paid all Taxes, and all interest and penalties due thereon and payable by it, for the Pre-Closing Tax Period which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any Purchased Asset or would result in Buyer becoming liable or responsible therefor.

                  (b) Seller has established adequate reserves for the payment of, and will timely pay all Tax liabilities, assessments, interest and penalties which arise from or with respect to the Purchased Assets or the operation of the PGTS Business and are incurred in or attributable to the Pre-Closing Tax Period, the non-payment of which would result in a Lien on any Purchased Asset or would result in Buyer becoming liable therefor.

                  (c) In connection with the foregoing representations, no state of facts exists or has existed that would constitute grounds for the assessment against Buyer, whether by reason of transferee liability or otherwise, of any liability for Tax relating to the income, assets or operations of Seller, or arising out of the transactions set forth in this Agreement.

         6.3      TAX COOPERATION; ALLOCATION OF TAXES.

                  (a) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets and the PGTS Business as is reasonably necessary for the filing of all Tax returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax return. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the PGTS Business and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this paragraph
         (a) of SECTION 6.3.

                  (b) All personal property taxes and similar AD VALOREM obligations (but not real property taxes), if any, levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "APPORTIONED OBLIGATIONS") shall be apportioned between Seller, on the one hand, and Buyer, on the other hand, as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period. Within one year after the Closing, Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this SECTION 6.3(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 10 days after delivery of such statement. Thereafter, Seller shall notify Buyer upon receipt of any bill for real or personal property taxes relating to the Purchased Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Buyer who shall pay the same to the appropriate taxing authority, provided that if such bill covers the Pre-Closing Tax Period, Seller shall also remit prior to the due date of assessment to Buyer payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. If either Seller or Buyer shall thereafter make a payment for which it is entitled to reimbursement under this SECTION 6.3(b), the other party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section and not made within 10 days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

                  (c) Any transfer, documentary, sales, use or other Taxes assessed upon or with respect to the transfer of the Purchased Assets to Buyer and any recording or filing fees with respect thereto shall be the responsibility of Seller.

7.       EMPLOYEE BENEFITS

         7.1 EMPLOYEE BENEFITS DEFINITIONS. The following terms, as used herein, having the following meanings:

         "BENEFIT ARRANGEMENT" means an employment, severance or similar contract, arrangement or policy and each plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan and (ii) is maintained or contributed to by Seller or any of its ERISA Affiliates.

         "EMPLOYEE PLAN" means each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by Seller or any of its ERISA Affiliates, as the case may be.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "MULTIEMPLOYER PLAN" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

         7.2 ERISA REPRESENTATIONS. Seller hereby represents and warrants to Buyer that:

                  (a) Neither Seller nor any ERISA Affiliate thereof maintains or has ever maintained or contributed to any Multiemployer Plan or "employee pension benefit plan" as defined in Section 3(2) of ERISA.

                  (b) Any liability or obligation under any Benefit Arrangement or Employee Plan is an Excluded Liability.

                  (c) No employee of the PGTS Business will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby other than ones for which Seller is responsible.

         7.3 EMPLOYEES AND OFFERS OF EMPLOYMENT. The former employees of Seller who accept and commence employment with Buyer are hereinafter collectively referred to as the "TRANSFERRED EMPLOYEES". Buyer shall not assume responsibility for any Transferred Employee until such employee commences employment with Buyer.

         7.4      SELLER'S BENEFIT ARRANGEMENTS.

                  (a) Seller shall retain all obligations and liabilities under Seller's Employee Plans and Benefit Arrangements in respect of each employee or former employee (including any beneficiary thereof), including any Transferred Employee.

                  (b) With respect to the Transferred Employees (including any beneficiary or dependent thereof), Seller shall retain (i) all liabilities and obligations arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to contributions or premiums accrued (whether or not payable), or to claims incurred (whether or not reported), on or prior to the Closing Date, (ii) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation relates to the period prior to the Closing Date, including liability for any retroactive workman's compensation premiums attributable to such period and (iii) all other liabilities and obligations arising under the Employee Plans and the Benefit Arrangements to the extent any such liability or obligation relates to the period prior to the Closing Date, including, without limitation, liabilities and obligations in respect of accruals through the Closing Date under any bonus plan or arrangement, and any vacation plans, arrangements and policies.

         7.5 NO THIRD PARTY BENEFICIARIES. No provision of this Article shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller or of any of its Affiliates in respect of continued employment (or resumed employment) with either Buyer or the PGTS Business or any of their Affiliates and no provision of this Article VII shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyer or any of its Affiliates.


8.       SURVIVAL; INDEMNIFICATION

         8.1 SURVIVAL. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely; PROVIDED that

(i) the agreements in Article II shall survive the Closing indefinitely; (ii) each of the covenants and agreements in Article V shall survive for the period of time stated in such covenant or agreement; and (iii) the covenants, agreements, representations and warranties contained in Articles VI and VII shall survive until expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under
SECTION 8.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice in reasonable detail of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         8.2      INDEMNIFICATION.

                  (a) Seller and its Affiliates hereby indemnify Buyer and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "LOSS") incurred or suffered by Buyer or any of its Affiliates arising out of:

                           (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement; or

                           (ii) the failure of Seller to assume full responsibility for, and pay when due, any Excluded Liability or any obligation or liability of the PGTS Business relating to the Excluded Assets;

PROVIDED that Seller shall not be liable under SECTION 8.2(a)(i) unless the aggregate amount of Loss with respect to all matters referred to in this SECTION 8.2(a)(i) exceeds $5,000 and then only to the extent of such excess; it is understood that the immediately preceding proviso shall not apply to liabilities under SECTION 8.2(a)(ii).

                  (b) Buyer hereby indemnifies Seller and its Affiliates against and agrees to hold each of them harmless from any and all Loss incurred or suffered by Seller or any of its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Buyer pursuant to this Agreement; PROVIDED that (i) Buyer shall not be liable under this SECTION 8.2(b) unless the aggregate amount of Loss with respect to all matters referred to in this SECTION 8.2(b) exceeds $5,000 and then only to the extent of such excess and (ii) Buyer's maximum liability under this SECTION 8.2(b) shall not exceed the unpaid portion of the Purchase Price, if any.

                  (c) In no event shall the aggregate indemnification obligation of either party under SECTION 8.2(a) or SECTION 8.2(b) exceed the amount of the Purchase Price, provided that such limitation shall not apply to any claim a party may have for actual fraud, fraudulent misrepresentation or gross negligence of the other party.

         8.3      PROCEDURES; NO WAIVER; EXCLUSIVITY.

                  (a) The party seeking indemnification under SECTION 8.2 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY"") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section; PROVIDED that the failure to give such notice shall not affect the Indemnified Party's rights hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such third party suit, action or proceeding at its own expense.

                  (b) No investigation by Buyer of the PGTS Business or Purchased Assets shall limit Buyer's rights to indemnification hereunder.

9.       MISCELLANEOUS

         9.1 NOTICES. All notices, requests and other communications to either party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given,

         if to Buyer, to:     EIDETICS CORPORATION
                              3425 Lomita Boulevard
                              Torrance, CA  90505
                              Attention: Mr. Allan Klein
                              Telecopy: (310) 326-9358
         with a copy to:      Barton, Klugman & Oetting, LLP
                              333 South Grand Avenue
                              Suite 3700
                              Los Angeles, CA  90071-1599
                              Attention: Jeffrey B. Harris, Esq.
                              Telecopy:  (213) 625-1832

         if to Seller, to:    PERCEPTRONICS, INC.
                              21010 Erwin Street
                              Woodland Hills, CA   91367
                              Attention: Mr. Gershon Weltman, President
                              Telecopy:  (818) 348-0540

         with a copy to:      Brand Farrar & Buxbaum
                              515 South Flower Street, Suite 3500
                              Los Angeles, CA   90071-2201
                              Attn:  John M. Iino, Esq.
                              Telecopy: 213-426-6222

or to such other address as any such party may designate in writing in accordance with this SECTION 9.1.

         9.2      AMENDMENTS; NO WAIVERS.

                  (a) Any provisions of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         9.3 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. No cost or expense of the Seller shall be an Assumed Liability.

         9.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         9.5 ARBITRATION. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance or interpretation of it, shall be settled by binding arbitration in the County of Los Angeles, State of California, under the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

         9.6 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California, without regard to conflict of law principles.

         9.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other Parties to this Agreement attached thereto.

         9.8 FACSIMILE COPIES. The Parties agree that facsimile signatures on this Agreement will have the same force and effect as original signatures until such time as the originally executed documents are delivered to the Parties.

         9.9 ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements, constitute all of the agreements between the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the Ancillary Agreements has been made or relied upon by either party hereto. Nothing in this Agreement or the Ancillary Agreements, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         9.10 SEVERANCE OF PROVISIONS. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited as to a person or circumstance, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement as to that person or circumstance.

         9.11 RULES OF CONSTRUCTION. This Agreement has been negotiated by the Parties and is to be interpreted according to its fair meaning as if the Parties had prepared it together and not strictly for or against any party. References in this Agreement to "SECTION" or "SECTIONS" refer to a Section or Sections of this Agreement, unless the context expressly indicates otherwise. References to "PROVISIONS" of this Agreement refer to the terms, conditions and promises contained in this Agreement. References in this Agreement to laws and regulations refer to such laws and regulations as in effect on this date and to the corresponding provisions, if any, of any successor law or regulation. At each place in this Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. Forms of the verb "INCLUDING" mean "including without limitation." "OR" is inclusive and includes "and." The introductory headings at the beginning of Sections of this Agreement are solely for the convenience of the Parties and do not affect any provision of this Agreement.

         9.12 ATTORNEYS FEES, COSTS AND EXPENSES. If any action is brought by either party against the other party, the prevailing party shall be entitled to recover from the other party all reasonable attorneys fees, costs and expenses incurred in connection with the prosecution or defense of such action, including costs and fees incurred in preparation of the prosecution or defense of any such action and costs and fees on appeal. For purposes of this Agreement, the term "attorneys fees" or "attorneys fees and costs" shall mean the reasonable fees and expenses of counsel to the Parties hereto, which may include, without limitation, printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

         9.13 TIME IS OF THE ESSENCE. Time shall be deemed to be of the essence where any act is to be performed by any party under the terms of this Agreement.

         9.14 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     EIDETICS CORPORATION, A CALIFORNIA
                                     CORPORATION

                                     By:      /s/ Allan Klein
                                              --------------------------------
                                              Name: Allan Klein
                                              Title: President

                                     By:      /s/ Allan Klein
                                              --------------------------------
                                              Name: Allan Klein
                                              Title: Assistant Secretary

                                     PERCEPTRONICS, INC.



                                     By:      /s/ Gershon Weltman
                                              --------------------------------
                                              Name: Gershon Weltman
                                              Title: President



                                     By:      /s/ Gershon Weltman
                                              --------------------------------
                                              Name: Gershon Weltman
                                              Title: Secretary

                                  SCHEDULE 2.2
                                 EXCLUDED ASSETS

1.       1-Early non-functional MK table top tank gunnery trainer.

                                  SCHEDULE 2.3
                               ASSUMED LIABILITIES

1. The Pre-April 1, 2000 (which term shall mean the date the Case Designation Number for the Egyptian Contract is issued by the Department of Defense) unpaid rent obligation under that certain Standard Industrial/Commercial Single-Tenant Lease - Gross dated August 11, 1997 by and between Grinbaum Properties Ltd. ("LESSOR") and Perceptronics, Inc. ("LESSEE") for the premises commonly known as 9851 Owensmouth Avenue, Chatsworth, California ("LEASE") in the amount of $13,400.

2. The financial obligations under that certain Administrative and Management Support Services Agreement entered into on July 9, 1998 between Perceptronics, Inc. and Almona ("ALMONA CONTRACT") with an agreed-upon present value of $277,500 and remaining required payments of $293,000.

3. Rent obligations of $6,700 per month beginning April 1, 2000 through the Closing Date (aggregating $26,800 through July 1, 2000) and all obligations arising under the Lease after the Closing Date.

                                  SCHEDULE 2.6
                              ALLOCATION STATEMENT



1.       Finished Goods (1)                                                                             $167,449.35
2.       Other Inventory for Resale                                                                       80,620.00
3.       Intellectual Property, technology, product rights, drawings
         documentation                                                                                   140,000.00
4.       Equipment, furniture, fixtures and tooling                                                       10,000.00
5.       Pre-inventory costs                                                                             100,000.00
                                                                                                         ----------

                                                                                                        $498,069.35
                                                                                                        ===========


         Covenant Not to Compete (Royalty Fee (Section 2.6(b))less $13,400)                              Contingent


-----------------
         (1) Plus interest from June 30, 2000 on the United States Small Business Administration Loan/Pacific Bank described in Section 2.8(a)
         (ii) and interest from July 3, 2000 on the City National Bank Loan described in Section 2.8(a)(i).

                                  SCHEDULE 3.5
                                    CONSENTS

1. Standard Industrial/Commercial Single-Tenant Lease - Gross dated August 11, 1997 by and between Grinbaum Properties Ltd. ("LESSOR") and Perceptronics, Inc. ("LESSEE") for the premises commonly known as 9851 Owensmouth Avenue, Chatsworth, California ("LEASE").

2. Administrative and Management Support Services Agreement entered into on July 9, 1998 between Perceptronics, Inc. and Almona ("ALMONA AGREEMENT")

3.       FMF Contract for Supply of Equipment (CONTRACT No. :
         CAIRO/P/OV/PERCEPTRONICS/00/13 by and between the Armament Authority [representing the Ministry of Defense of the Government of the Arab Republic of Egypt] and Seller or Supplier represented by Thomas J. Lubazcewski by virtue of the Power of Attorney issued on 15 November 1999 By: Perceptronics, Inc.
         ("EGYPTIAN CONTRACT").

4. Application for License for Permanent Export of Unclassified Defense Articles and Related Unclassified Technical Data, to be resubmitted to the U.S. Department of State. PM/DTC Code # 0501-2151.

                                  SCHEDULE 3.8
                                PERSONAL PROPERTY

A.    Deposits and Advances from the Egyptian Contract.

B.    Manufacturing/Engineering Equipment:


----------------------------------------------------------------------------------
1.    Pallet Jacks (2)
----------------------------------------------------------------------------------
2.    Fork Lift Truck (1)
----------------------------------------------------------------------------------
3.    Pallet Racks (1 set of 2)
----------------------------------------------------------------------------------
4.    Heavy Duty Racking (1 set of 1, 1 set of 2, 1 set of 4, 1 set of 5)
----------------------------------------------------------------------------------
5.    Medium Duty Shelving (3 sets of 5, 1 set of 4, 1 set of 9, 1 set of 6)
----------------------------------------------------------------------------------
6.    Ladders (2)
----------------------------------------------------------------------------------
7.    Rollstairs (1)
----------------------------------------------------------------------------------
8.    Weighing/Counting Scales (2)
----------------------------------------------------------------------------------
9.    Taping & Strapping Equipment (1 each)
----------------------------------------------------------------------------------
10.   Work Benches & Chairs (19 Benches, 24 Chairs)
----------------------------------------------------------------------------------
11.   Hand Tools (14 Small Tool Boxes, 3 Large)
----------------------------------------------------------------------------------
12.   Portable Power Tools (4 Drills, 2 Sanders)
----------------------------------------------------------------------------------
13.   Pneumatic Tools (6, 1 Nail Gun)
----------------------------------------------------------------------------------
14.   Wire Prep Equipment (4)
----------------------------------------------------------------------------------
15.   Crimping Tools (40+)
----------------------------------------------------------------------------------
16.   Labeling Equipment (2 systems)
----------------------------------------------------------------------------------
17.   Assembly Fixtures & Tooling (2-PGTS, 8-LEO, 12 Simnet)
----------------------------------------------------------------------------------
18.   Vapor Degreaser (1)
----------------------------------------------------------------------------------
19.   Test Equipment (1-Cable Tester, 1-OScope, 3-Meters (DVMs), 2-Power
      Supplies)


                                  Schedule 3.8

                                       1


----------------------------------------------------------------------------------
20.   Mechanical Inspection Equipment (5-Calipers, 4-Micrometers, 1-Digital
      Thermometer, 26-Gage Sets, 1-Flat Table, 1 Force Gage)
----------------------------------------------------------------------------------
21.   Microscopes (2)
----------------------------------------------------------------------------------
22.   Magnifiers (4)
----------------------------------------------------------------------------------
23.   Material Handling Carts (57)
----------------------------------------------------------------------------------
24.   Floor Storage Racks (9)
----------------------------------------------------------------------------------
25.   Plastic Storage/Handling Tubs (300+)
----------------------------------------------------------------------------------
26.   TOW Tripod & Launch tube (1 set)
----------------------------------------------------------------------------------
27.   Office Furniture (9-Desks, 8-Desk Chairs, 13-Tables, 32-Chairs, 24-Book
      Cases, 54-4 Draw Files, 16-2 Door Cabinets, 6-3 Draw Files, 8-2 Draw Files)
----------------------------------------------------------------------------------
28.   Drawing Files (11)
----------------------------------------------------------------------------------
29.   Drawing Plotter (1)
----------------------------------------------------------------------------------
30.   Microfiche Reader & Storage (1)
----------------------------------------------------------------------------------
31.   Personal Computers & Printers (4-Mac's, 1 Printer)
----------------------------------------------------------------------------------
32.   Telephone & Fax Equipment (6-Phones, 1-Fax)
----------------------------------------------------------------------------------
33.   Kitchen Equipment (1-Microwave, 2-Coffee Makers)
----------------------------------------------------------------------------------

C.    Additional PGTS Assets

1.    Electronics Rack with:
      A/C Distribution Box, Power Supply and Old Sound System
2.    Green Cart, Low 4 wheeler
3.    Old dragon and Stand
4.    Dragon Containers, 14 or 15 of them
5.    Drill Press, Table Mount
6.    Table Top Trainers:
      1 - MK728
      1 - MK60A3
      1 - MK13
      1 - MK 60
      1 - MK1
      Each of the above includes: containers, VDP's and Floppy Drives

                                  Schedule 3.8

7.    Component Racks, four (4) of them
8.    Stand, 3ft, 2 wheels
9.    Stand, 4 wheel, short
10.   Acculight, light table 16" x 16"
11.   Round Tables (2)
12.   LEO Simulator;
      Driver's Steeering
      Driver's brake
      Driver's accelerator
      TC's Control
      Map Light
      Crew Lights (2)
      Loader Control, upper
      Shell
13.   ASAT Trainer

D. Items to be Moved from Perceptronics to the Manufacturing Facility After Completion of Sale

1.    Contract File Cabinet (1) and Documents

2.    Export License File Cabinet (1) and Documents

3.    Purchasing File Cabinets (5) and Documents

4.    DBA Software

5.    Lubaczewski's Old Chair


                                  Schedule 3.8

                                  SCHEDULE 3.13
                                  -------------
                                ASSUMED CONTRACTS

1. Standard Industrial/Commercial Single-Tenant Lease - Gross dated August 11, 1997 by and between Grinbaum Properties Ltd. ("Lessor") and Perceptronics, Inc. ("Lessee") for the premises commonly known as 9851 Owensmouth Avenue, Chatsworth, California ("Lease").

2. Administrative and Management Support Services Agreement entered into on July 9, 1998 between Perceptronics, Inc. and Almona ("Almona Agreement").

3.       The Egyptian Contract (as described in Schedule 3.5).

4. All rights to Subcontracts, if any, with Applied Controls Technology for the purchase of PGTS products.

                                  SCHEDULE 3.14
                              LICENSES AND PERMITS
                              --------------------

1. Application for License for Permanent Export of Unclassified Defense Articles and Related Unclassified Technical Data, to be resubmitted to the U.S. Department of State. PM/DTC Code # 0501-2151.

                                  SCHEDULE 3.19
                                  -------------
                               PROPRIETARY RIGHTS

Tapes and Disks in Safe in Document Control:

1.       Cover Final Report

2.       Windows '95 Upgrade

3.       Sound Blaster CD

4.       Amiga Developer CD '96

5.       Microsoft Access 2.0

6.       MS Mouse 9.0

7.       Autocad 12

8.       Autocad 13

9.       Windows in Arabic

10.      Excel in Arabic

11.      Eagle PCB Design

12. Computer system backups of technical data packages for various training simulator systems

13. PCAS 2000 Leo 2 sound system - This is a computer controlled sound effects generator built originally for the Leopard 2 Tank simulators developed by Perceptronics for Wegmann & Co. of Germany for sale to the German and Swedish armies. The Sound System was developed independently with Perceptronics funds and also sold as a proprietary commercial product.

14. PGTS PCB board files - These files contain information pertaining to the


                                Schedule 3.19
         design and manufacture of the Printed Circuit Boards (PCB) used in the PGTS units. Circuits and/or boards having specific identified proprietary rights established with the U.S. Government are (a) the Cross Pulse Circuit (TOW and DRAGON PGTS); (b) the Tachometer Interface Analog and Digital Circuits (TOW PGTS); and (c) the Position Sensing Circuits (DRAGON PGTS).

15. PGTS Source Code - These files contain the fundamental Computer Software Source Code for the PGTS trainers. Software having specific identified proprietary rights established with the U.S. Government are:
         (a) PGTS Indoor System Operating System Software; (b) TOW Application Software; and (c) DRAGON Application Software.

16. SOFATS parts list, interconnection diagrams, test program and system diagrams on Mac format - SOFATS (Special Operating Forces Aircrew Training System) is a re-configurable (transport-to-helicopter) aircrew training simulator developed by Perceptronics for the U.S. Air Force under subcontract to Loral Defense Systems in Akron, Ohio. These files contain the project and manufacturing data for that simulator system.

17. Dragon, Comm. Truck, FRG Truck board files on 5-1/4" disks - These files contain design and manufacturing data for the TT150 commercial truck simulator(s) delivered to various customers and for the prototype truck simulator(s) developed for the Federal Republic of Germany (FRG) in collaboration with Wegman & Co., Germany.

18. TP4/5 Autocad drawings on 5-1/4" disks - These files contain design and manufacturing data for the TP4 and TP5 tabletop tank gunnery trainers developed by Perceptronics for the Israel Army under direct contract with the Israel Ministry of Defense, New York.

19. FREDS, ASAT, TOC RADIO, FAADS, LEO 2, PCB boards on 5-1/4" disks - These files contain design and manufacturing data for the printed circuit boards of the (a) FREDS helicopter simulator, FAADS Forward Anti Aircraft Defense System simulator and TOC RADIO simulator developed under direct contract with the U.S. Army and/or DARPA as part of the SIMNET program; (b) the ASAT Aircraft Situational Assessment Trainer developed by Perceptronics as a product and sold to the University of Central Florida; and (c) the Leo 2 Leopard
         Tank simulator(s) developed for the German and Swedish armies under subcontract to Wegmann & Co., Germany.


                                Schedule 3.19

                                    EXHIBIT A
                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of May 31 , 2000, between PERCEPTRONICS, INC., a Delaware corporation ("Seller"), and EIDETICS CORPORATION, a California corporation ("Buyer").

                               W I T N E S S E T H

         WHEREAS, Buyer and Seller have concurrently herewith consummated the purchase by Buyer of the Purchased Assets pursuant to the terms and conditions of the Asset Purchase Agreement dated the date hereof by and between Buyer and Seller, ("Asset Purchase Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given in the Asset Purchase Agreement);

         AND WHEREAS, pursuant to the Asset Purchase Agreement, Buyer has agreed to assume certain liabilities and obligations of Seller with respect to the Purchased Assets and the PGTS Business;

         NOW, THEREFORE, in consideration of the sale of the Purchase Assets and in accordance with the terms of the Asset Purchase Agreement, Buyer and Seller agree as follows:

         A. Seller does hereby sell, transfer, assign and deliver to Buyer all of the right, title and interest of Seller in, to and under the Purchased Assets; PROVIDED that no sale, transfer, assignment or delivery shall be made or any or any material portion of any of the Assumed Contracts or Permits if an attempted sale, assignment, transfer or delivery, without the consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder.

         B. Buyer does hereby accept all the right, title and interest of Seller in, to and under all of the Purchased Assets (except as aforesaid) and Buyer assumes and agrees to pay, perform and discharge promptly and fully when due all of the Assumed Liabilities.

         C. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

         D. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         E. In the event of any conflict between this Agreement and the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall prevail. Nothing herein is intended to alter or diminish the rights and obligations of Buyer or Seller as set forth in the Asset Purchase Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            PERCEPTRONICS , INC.


                                            By:___________________________
                                            Name: Gershon Weltman
                                            Title: President


                                            By:___________________________
                                            Name: Gershon Weltman
                                            Title: Secretary

                                            EIDETICS CORPORATION


                                            By:___________________________
                                            Name: Allan Klein
                                            Title: President


                                            By:___________________________
                                            Name: Allan Klein
                                            Title: Assistant Secretary

                                    EXHIBIT B
                   FORM OF BILL OF SALE AND GENERAL ASSIGNMENT

                       BILL OF SALE AND GENERAL ASSIGNMENT

         PERCEPTRONICS, INC., a Delaware corporation ("Seller"), for good and valuable consideration to them paid, receipt and sufficiency of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement dated the date hereof by and between EIDETICS CORPORATION ("Buyer") and Seller (the "Asset Purchase Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings given in the Asset Purchase Agreement), and notwithstanding that the following property may be conveyed by separate and specific transfer documents, by these presents do sell, assign, transfer and deliver unto Buyer, and his successors and assigns, as of the Closing Date, all of their right, title and interest in the Purchased Assets;

         TO HAVE AND TO HOLD the Purchased Assets unto Buyer and his successors and assigns, to and for his or their use forever,

         This Bill of Sale is being delivered pursuant to the Asset Purchase Agreement and shall be construed consistently therewith.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed on the Closing Date.

                                    PERCEPTRONICS, INC.



                                    By:      _____________________________
                                    Name:    Gershon Weltman
                                    Title:   President



                                    By:      ________________________________
                                    Name:    Gershon Weltman
                                    Title:   Secretary

STATE OF CALIFORNIA          )
                       )  ss
COUNTY OF LOS ANGELES  )


         On this ___ day of June, 2000, before me before me, _______________________, a Notary Public in and for the said State and County, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

         WITNESS my hand and official seal.



                                  --------------------------------
                                  Notary Public

                                    EXHIBIT C
                              INTENTIONALLY DELETED

                                   EXHIBIT D
                    FORM OF SECRETARY'S CERTIFICATE (BUYER)

                             EIDETICS CORPORATION
                            Secretary's Certificate

         I, Allan Klein, Assistant Secretary of EIDETICS CORPORATION, a California corporation ("Company"), pursuant to Section 2.7(l) of the Asset Purchase Agreement dated as of May 31, 2000, between PERCEPTRONICS, INC., a Delaware corporation and the Company ("Agreement"), do hereby certify as follows:

         1. Attached hereto as EXHIBIT A is a true and correct copy of the Written Consent of the Directors of the Company authorizing the execution, delivery and performance of the Agreement and each exhibit thereto and the consummation of the transactions contemplated in the Agreement.

         2. Each person who, as an officer, a director or an employee of the Company or attorney-in-fact of such officer, director or employee, signed the Agreement and Ancillary Agreements was, at the respective time of such signing and delivery of the Agreement and Ancillary Agreements, and is now, duly elected or appointed, qualified and acting as such officer, director, employee or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures, the persons named below were, on May 1, 2000 and have been at all times since that date to and including the date hereof, (i) either the duly elected, qualified and acting officer of the Company, holding the offices set forth opposite his or her name, or (ii) an employee of the Company, holding the positions set forth opposite his or her name, and the signature appearing opposite his or her name below is his or her genuine signature:


         Name            Office/Position                       Signature
         ----            ---------------                       ---------
Allan Klein              President/Chief Financial
                                                           -------------
                         Officer/Assistant Secretary


         All capitalized terms used and not defined in this Certificate shall have the meanings assigned to them in the Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this certificate and affixed the seal of the Company this ____ day of June, 2000.


                                            ------------------------------
                                            Allan Klein
                                            Assistant Secretary

         As President of the Company, the undersigned hereby certifies that Allan Klein is the Assistant Secretary of the Company and his genuine signature appears above his name printed above.


                                            ------------------------------
                                            Allan Klein
                                            President

                                   EXHIBIT A

                      WRITTEN CONSENT OF THE DIRECTORS OF
                EIDETICS CORPORATION, a CALIFORNIA CORPORATION
                              IN LIEU OF MEETING

         Pursuant to Section 307(b) of the California Corporations Code, the undersigned, being the members of the Board of Directors of Eidetics Corporation do hereby dispense with the formality of a meeting and by written consent adopt the following resolutions:

         WHEREAS, there has been presented to this Board of Directors an Asset Purchase Agreement and ancillary agreements ("Agreement") between Perceptronics, Inc., a Delaware corporation, ("Seller") and Eidetics Corporation, a California corporation ("Corporation"); and

         WHEREAS, it is deemed to be in the best interests of the Corporation to approve and to enter into the Agreement;

                  NOW, THEREFORE, BE IT RESOLVED: That the terms and conditions of the Agreement are hereby approved, and the officers of the Corporation are each hereby authorized and directed by and on behalf of the Corporation to execute the Agreement, in the form presented to this Board, but with such changes to the Agreement as the officers executing them shall deem appropriate, as conclusively evidenced by their execution of the Agreement; and that Allan Klein, as the President, Chief Financial Officer and Assistant Secretary of the Corporation, and the other officers of the Corporation are each hereby authorized and directed to execute and deliver such documents, including Escrow Instructions, and to take such actions as they may deem necessary or advisable to effect the purposes of such Agreement.

         This Written Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by the other directors.

         IN WITNESS WHEREOF, the undersigned have executed this Written Consent of Directors as of June ___, 2000.

                                 ------------------------------

                                 ------------------------------, Director
                                          [Printed Name]


                                 ------------------------------

                                 ------------------------------, Director
                                          [Printed Name]


                                 ------------------------------

                                 ------------------------------, Director
                                          [Printed Name]


                                 ------------------------------

                                 ------------------------------, Director
                                          [Printed Name]


                                 ------------------------------

                                 ------------------------------, Director
                                          [Printed Name]

                                    EXHIBIT E
                        FORM OF SELLER'S COUNSEL OPINION

                                                                      EXHIBIT E





                                July _____, 2000



Eidetics Corporation
3425 Lomita Boulevard
Torrance, California  90505

         Re: PURCHASE OF THE ASSETS OF THE PRECISION GUNNERY TRAINING SYSTEMS BUSINESS OF PERCEPTRONICS, INC.

Ladies and Gentlemen:

         We have acted as counsel for Perceptronics, Inc., a Delaware corporation ("Seller"), in connection with the above-captioned transaction and are providing this opinion pursuant to Section 2.7(j) of the Agreement (as defined below).

         In rendering the opinions set forth herein, we have examined that certain Agreement of Purchase for the Precision Gunnery Training Systems Assets, dated as of May 31, 2000 (the "Agreement"), by and between Eidetics Corporation, a California corporation ("Buyer"), and Seller. Unless otherwise defined herein, the definitions of capitalized terms used in this opinion shall be the same as those set forth in the Agreement.

         We have examined and relied upon such matters of law, such other documents, certificates and statements of public officials and such certificates and representations of officers as we deem relevant to rendering the opinions we express herein. In all of our examinations, we have assumed the accuracy of all information furnished to us, the genuineness of all documents submitted to us as original or certified documents, the conformity to the original or certified documents of all copies submitted to us as conformed or photostatic copies and the genuineness of all signatures (other than Seller's) on all documents. In rendering the opinions, we have assumed and are expressly relying upon the representations and warranties of all parties to the Agreement other than Seller and we have assumed and are expressly relying upon the representations and warranties of Seller in the Agreement as to factual matters.

         On the basis of the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

Eidetics Corporation                                                  EXHIBIT E
July _____, 2000
Page 2 of 4

         1. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate powers necessary to carry on its business as now conducted.

         2. Seller has the corporate power and authority to execute and deliver the Agreement, and to perform the transactions contemplated thereby. The execution and delivery of the Agreement and the performance of the transactions contemplated thereby have been duly authorized by Seller and its stockholders.

         3. The Agreement constitutes the legal, valid and binding obligation of Seller.

         4. Except as set forth in the Agreement, the execution and delivery by Seller of the Agreement and the performance of the transactions contemplated thereby do not require any action by or in respect of any Governmental Authority prior to the commencement of such transactions that if not taken or made would have a Material Adverse Effect on the Purchased Assets as delivered at Closing.

         5. Except as set forth in the Agreement, the execution and delivery by Seller of the Agreement and the performance of the transactions contemplated thereby do not, and will not, (a) contravene or conflict with the Certificate of Incorporation or By-Laws of Seller nor (b) contravene or conflict with or constitute a violation of any provision of law having general applicability to the type of business conducted by Seller.

         6. To our knowledge, there is no action, suit, investigation or proceeding pending or threatened against or affecting the PGTS Business or any Purchased Asset before any Governmental Authority or arbitrator.

         During the course of our representation of Seller in connection with the transactions contemplated by the Agreement, we participated in conferences with representatives of Seller, at which the contents of the Agreement and related matters were discussed. Except as specifically noted below, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the representations, warranties or covenants of Seller contained in the Agreement, and we make no representation, express or implied, that we have independently verified the accuracy, completeness or fairness of such statements. However, based upon and subject to the foregoing, to our knowledge, we have not become aware of any facts that indicate that any of the representations and warranties of Seller in the Agreement are untrue or inaccurate in any material respect.

         The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

Eidetics Corporation                                             EXHIBIT E
July _____, 2000
Page of 3 of 4

         A. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as presently in effect (the "Delaware Law") and have made such inquiries as we consider necessary to render the opinions set forth herein relating to the Delaware Law. Except with respect to the Delaware Law and the present judicial interpretations thereof to the limited extent set forth above, this opinion is limited to the present laws of the State of California, the present federal laws of the United States and the present judicial interpretations thereof and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of changes in such laws or the judicial interpretations thereof or in the event of changes in such facts. We render no opinions with respect to state securities or Blue Sky laws.

         B. Our opinions as to the binding nature and enforceability of the Agreement are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and court decisions affecting the enforcement of the rights of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. Without limitation, we express no opinion (i) as to the ability to obtain specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with the Agreement. We assume that the Agreement is enforceable against all parties other than Seller. We express no opinion as to the enforceability of any provision of the Agreement to the extent such provisions purport to bind persons not party to the Agreement.

         C. We express no opinion as to legality, validity, binding nature or enforceability of (i) any provision of the Agreement insofar as it provides for non-competition or non-solicitation obligations, (ii) any obligations in the Agreement to indemnify another party, to the extent such provision may be held unenforceable as contrary to public policy, (iii) any provision of the Agreement insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liability in excess of a reasonable amount determined by any court or other tribunal, (iv) any provision of the Agreement relating to indemnification or contribution to the extent such indemnification or contribution relates to any claims made under Federal securities laws or state securities or Blue Sky laws or is against public policy, (v) any provision of the Agreement relating to conflict of laws or choice of laws, (vi) any provision in the Agreement to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy, (vii) any waiver of unknown future

Eidetics Corporation                                             EXHIBIT E
July _____, 2000
Page of 4 of 4


rights or waiver of rights existing, or duties owed, that are broadly or vaguely stated or that do not describe the right or duty purportedly waived with reasonable specificity, (viii) any waiver or consent (whether or not characterized as a waiver or consent in the Agreement) relating to the rights of Seller or duties owing to it existing as a matter of law, to the extent such waiver or consent is found to be against public policy or is ineffective pursuant to Delaware statutes, the law of the United States of America or other applicable laws or judicial decisions or (ix) any provision providing for arbitration of disputes.

         D. We express no opinion as to, on or with respect to any party other than Seller.

         E. We express no opinion with respect to the treatment of any of the transactions contemplated by the Agreement for federal and state income tax purposes.

         F. Whenever an opinion herein is stated to be "to our knowledge" or of which we are "aware", such statement means that no lawyer in our firm who participated in our representation of Seller in connection with the transactions contemplated by the Agreement (namely Margaret G. Graf, John M. Iino and Brian
J. Kim) is currently and actually aware of the existence or absence of facts contrary to the opinion so stated. We have undertaken no independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of Seller.

         We advise you that Brand Farrar & Buxbaum LLP owns 14,285 shares of Common Stock of Seller.

         This opinion is rendered as of the date above and has been delivered solely for your benefit in connection with the transactions contemplated by the Agreement. Unless expressly provided otherwise, it may not be relied upon by any other person or entity, or by you for any other purpose, and may not be copied or quoted in whole or in part without our prior express written permission.

                                                      Yours very truly,



                                                      Brand Farrar & Buxbaum LLP

                                    EXHIBIT F
                            FORM OF ESCROW AGREEMENT

                     [D & G ESCROW CORPORATION LETTERHEAD]


                                                 May 26, 2000

ESCROW INSTRUCTIONS                          ESCROW NO: 2-62374-2
OFFICER: Doreen Freeman

D & G ESCROW CORPORATION IS LICENSED BY THE DEPARTMENT OF CORPORATION, STATE OF CALIFORNIA, LICENSE NO. 963-0081

FOR THE CONSIDERATION STATED, the Transferor (Seller), PERCEPTRONICS, INC.,
A DELAWARE CORPORATION, whose mailing address is 21010 ERWIN STREET, WOODLAND HILLS, CA 91367, and whose Federal Tax I.D. Number is 95-2577731, will hand you, or cause to be handed to you a release from the California Employment Development Department and a Bill of Sale for the assets set forth in that Agreement Of Purchase For The Precision Gunnery Training System Assets dated May 31, 2000 (the "Agreement").

The Transferee (Buyer), EIDETICS CORPORATION, A CALIFORNIA CORPORATION, whose mailing address is 3425 LOMITA BLVD., TORRANCE, CA 90505, and whose Federal Tax I.D. Number is 33-0685527, will hand you a Notice of Bulk Sale, and will hand you funds and/or documents as set forth below:


CONSIDERATION                                           CONSIDERATION ALLOCATED AS FOLLOWS
---------------------------------------------------     --------------------------------------------------
Cash thru Esc. City Natl. Bk            $137,278.01     Intellectual Property                  $140,000.00
Assumption Almona Contract              $277,500.00     Fixtures/Equipment/Tooling              $10,000.00
---------------------------------------------------     --------------------------------------------------
Lease Assumption                         $40,200.00     Pre Inventory Costs                     $100,000.00
---------------------------------------------------     --------------------------------------------------
Cash thru Esc. SBA Loan                  $43,091.34     Finished Goods                         $167,449.35
---------------------------------------------------     --------------------------------------------------
                                                        Other Inventory for Resale              $80,620.00
                                                        --------------------------------------------------
TOTAL CONSIDERATION                     $498,069.35     TOTAL ALLOCATION                       $498,069.35
---------------------------------------------------     --------------------------------------------------

ASSIGNMENT OF LEASE:
Buyer and Seller herein agree that they will obtain a valid assignment of the existing lease directly from the landlord outside of escrow, unless escrow holder is advised to the contrary. Buyer does acknowledge and agree he has examined the existing lease, approves of same, accepts all of the terms and conditions therein and will execute an assumption of said lease. Escrow Holder is not to be concerned with the form or content of said lease and/or assignments, but only with the receipt of a copy of said Lease and/or assignments for escrow holder to retain, evidencing buyers right to entry of said premises.

OFFSET STATEMENT:
Escrow Holder is authorized and instructed to obtain an Offset Statement from the current landlord, and to charge Seller/Transferor, for any amounts which may be owed and to remit same to Landlord at close of escrow.

SEARCHES:
You are to order financing statement searches (UCC-3) from the Secretary of State AND County Searches for tax liens, judgments and financing statement filings, affecting Seller and business and any other entity which has or may have had an interest in the business, fixtures and/or equipment to pay for the said searches from funds on deposit in escrow.
Escrow Holder is further instructed to obtain releases of any such liens and/or encumbrances as may be shown on said search reports and to pay same from Seller's proceeds at close of escrow.

PRORATIONS:
Prorate as of the date of possession: Personal Property Taxes, Items per Lessor's offset statement, and Insurance at Buyers option per policy (ies) or resume deposited into escrow OR BUYER MAY OBTAIN NEW INSURANCE OUTSIDE OF ESCROW AND ESCROW HOLDER'S RECEIPT OF THE BALANCE OF BUYER'S DOWN PAYMENT AND CLOSING COSTS SHALL EVIDENCE FULL SATISFACTION OF SAME.

CLOSE OF ESCROW:
The close of escrow shall be on or before July 28, 2000, when all Bulk Sales provisions have been met.



EIDETICS CORPORATION, A CALIFORNIA CORPORATION


------------------------------------------------
BY: ALLAN KLEIN, PRESIDENT & ASSISTANT SECRETARY


PERCEPTRONICS, INC., A DELAWARE CORPORATION


------------------------------------------------
BY: GERSHON WELTMAN, PRESIDENT & SECRETARY

Date: May 26, 2000           Escrow Number: 2-62374-2            Page 2 of 3


POSSESSION:
Possession shall be granted to and taken by Buyer as of close of escrow.

INVENTORY:
Inventory of stock in trade, if any, shall be taken at time of possession based on current wholesale prices. Usual costs of escrow (including inventory costs if billed through escrow) shall be paid one-half by Buyer and one-half by Seller.

BUSINESS NAME:
The name PRECISION GUNNERY TRAINING SYSTEMS is included in the purchase price.

FICTITIOUS BUSINESS NAME STATEMENT:
Escrow holder is authorized and instructed to file and publish a Fictitious Business Name Statement in the name of PRECISION GUNNERY TRAINING SYSTEMS for the benefit of and at the expense of the buyers herein.

RELEASES:
Prior to final disbursement of the net proceeds to the Seller named herein, the Seller will submit a release into escrow from the California Employment Development Department.

CORPORATE MATTERS:
Buyer and Seller herein will submit to escrow written consent authorizing the purchase and sale of certain assets of the Corporation. Buyer and Seller will indicate in the minutes of the meeting who is authorized to sign for the Corporation and execute all documents in this escrow.

PURCHASE AGREEMENT:
ALL PARTIES HEREIN ACKNOWLEDGE AND AGREE THAT THE "AGREEMENT" AND ANY AMENDMENTS THERETO ARE HEREBY INCORPORATED INTO THIS ESCROW INSTRUCTION AND MADE A PART HEREOF. D & G ESCROW CORPORATION IS ONLY CONCERNED WITH THOSE ITEMS REQUIRED AS ESCROW HOLDER IN THE PROCESSING OF THIS ESCROW. SHOULD THERE BE A CONFLICT BETWEEN THE "AGREEMENT" AND THE ESCROW INSTRUCTIONS IN CARRYING OUT THE DUTIES AS ESCROW AGENT, AN AMENDMENT WILL BE DRAWN FROM CLARIFICATION OF SAME.

BILL OF SALE:
Buyer shall prepare a Bill of Sale and Seller will execute the Bill of Sale. Said Bill of Sale will be delivered to Buyer herein unrecorded at the close of escrow.

CONTRACTS AND LEASES:
The Seller will deposit all location leases, contracts and billings into escrow that are being assumed by the Buyer to enable him to make payments, etc. timely.

CONTINUING BUSINESS OPERATIONS:
The Seller will conduct the business as he is presently conducting same until the close of escrow. Except as contemplated by the "Agreement", Seller shall pay, or cause to be paid, all debts owed by him as they fall due during the term of this escrow and maintain the goodwill of all those with whom Seller had business relations. Seller hereby holds Buyer, D & G ESCROW CORPORATION and Broker, if any, free and harmless, legally and equitably, from any and all past, present and/or future liabilities and/or responsility of any claim, demand, action or suits that may arise, including creditors claims not disclosed in this escrow and further agrees to defend Buyer and D & G ESCROW CORPORATION and Broker, if any, from any such claim, demand, action or suits that may arise including but not limited to attorney fees and court costs.

CHANGE OF RECORDS WITH UTILITY COMPANIES:
The change of records on utilities and phone service will be taken care of between the parties hereto outside of escrow and you as Escrow Holder are not to be concerned with same.

DOCUMENTS:
The documents prepared in this escrow (assignments, notes, etc.) are not valid until the actual close of escrow and will be marked void should this escrow not be consummated.

BROKERS: ETC.
Each party agrees in this escrow to hold the other party harmless from claim for Brokers Commissions, Finders Fees, Legal or Accounting Costs which either party has incurred in this escrow.



EIDETICS CORPORATION, A CALIFORNIA CORPORATION


------------------------------------------------
BY: ALLAN KLEIN, PRESIDENT & ASSISTANT SECRETARY


PERCEPTRONICS, INC., A DELAWARE CORPORATION


------------------------------------------------
BY: GERSHON WELTMAN, PRESIDENT & SECRETARY

Date: May 26, 2000           Escrow Number: 2-62374-2            Page 3 of 3

SELLER'S OTHER BUSINESS:
Seller states that he has not owned any other businesses within the last three years, EXCEPT: NONE.

AS A MATTER OF RECORD ONLY, WITH WHICH D & G ESCROW CORPORATION IS NOT TO BE RESPONSIBLE, LIABLE NOR FURTHER CONCERNED, AND TRANSFEROR (SELLER) AND TRANSFEREE (BUYER) UNDERSTAND AND ARE AWARE THAT D & G ESCROW CORPORATION WILL NOT FOLLOW UP ON, INVESTIGATE, OR VERIFY ANY OF THE FOLLOWING ITEMS LISTED UNDER AS A MATTER OF RECORD ONLY:

ARBITRATION OF DISPUTES:
Any dispute or claim in law or equity arising out of this contract or any resulting transaction shall be decided by neutral, binding arbitration in accordance with the rules of the American Arbitration Association, and not by court action, except as provided by California law for judicial review of arbitration proceedings. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall have the right to discover in accordance with Code of Civil Procedure Section 1283.05. The following matters are excluded from arbitration hereunder: (a) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage, or real property sales contract as defined in Civil Code Section 2985, (b) an unlawful detainer action, (c) the filing or enforcement of a mechanic's lien, (d) any matter which is within the jurisdiction of a probate court, or (e) an action for bodily injury or wrongful death, or for latent or patent defects to which Code of Civil Procedure Section
337.1 or 337.15 applies. The filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the rights to arbitrate under this provision.
Any dispute or claim by or against broker(s) and/or associate licensee(s) participating in this transaction shall be submitted to arbitration consistent with the provision above only if the broker(s) and/or associate licensee(s) making the claim or against whom the claim is made shall have agreed to submit it to arbitration consistent with this provision.
"NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR
JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THIS CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."
"WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES
ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

BUYERS'S INITIALS:                      SELLER'S INITIALS:
                   ------   ------                          ------   ------

THE GENERAL PROVISIONS ATTACHED HERETO ARE BY REFERENCE THEREIN INCORPORATED HEREIN AND MADE A PART HEREOF AND HAVE BEEN READ AND ARE HEREBY APPROVED BY THE UNDERSIGNED.



EIDETICS CORPORATION, A CALIFORNIA CORPORATION


------------------------------------------------
BY: ALLAN KLEIN, PRESIDENT & ASSISTANT SECRETARY


PERCEPTRONICS, INC., A DELAWARE CORPORATION


------------------------------------------------
BY: GERSHON WELTMAN, PRESIDENT & SECRETARY

                      [D & G ESCROW CORPORATION LETTERHEAD]

                                                                    May 26, 2000

Doreen Freeman,                                         Escrow Number: 2-62374-2
Escrow Officer


PROPERTY ADDRESS:
9851 OWENSMOUTH AVENUE
CHATSWORTH, CA 91311

                            BULK GENERAL PROVISIONS

ESCROW COSTS AND FEES:

Each Buyer and Seller herein shall be jointly and severally liable to Escrow Holder for all escrow fees and costs. However, Buyer and Seller agree that as between themselves, escrow fees and escrow costs shall be borne equally. Buyer shall be totally responsible for the processing and publishing of the Notice to Creditors of Bulk Transfer and for the UCC and County Searches. Escrow fees and costs shall be paid first from any funds deposited in escrow and then by additional deposits from the parties to escrow as necessary. Escrow Holder is authorized to pay all costs of the escrow out of the funds initially deposited in escrow. All costs incurred by escrow in the processing of this escrow such as recording fees, publishing fees, search fees and filing fees are to be pre-released upon Escrow Holder's receipt of a billing for same. In the event escrow has been closed and escrow holder has been instructed to hold escrow funds for any purpose, there will be a hold open charge for processing and accounting work at the rate of $50.00 per month or any portion thereof. Failure of Seller or Buyer to complete this escrow shall and the parties to this escrow transaction agree to pay for all costs and charges incurred, and usual escrow cancellation fee. The parties herein are aware that in the event of cancellation of this escrow transaction escrow holder must receive mutually executed cancellation instructions from all parties.

YOU ARE AUTHORIZED AND INSTRUCTED TO:

At least twelve (12) business days prior to the scheduled sale date shown herein:

Prepare a Notice to Creditors of Bulk Sale, to be signed by Transferee, and record said notice in the office of the County Recorder of the County in which the business is located or the County in which the chief executive office of Transferor is located;
Publish a copy of said Notice in a newspaper of general circulation published in the Judicial District of said County, and, IF DIFFERENT, in the Judicial District of the County in which is located the chief executive office of Transferor or, if not in California, the principal business office in California; Mail a copy of said Notice by certified mail to the County Tax Collector of said County.
Not more than ten (10) days after receipt of a creditor's claim acknowledge receipt of said claim to the creditor.
Hold all documents and cash until at 10:00 a.m., the noticed sale date, at which time or whenever after which time you are in a position so to do, you shall:
Deliver all documents and funds in accordance with these instructions;
Mail the Financing Statement, if any, to the Secretary of State, Sacramento, California, for filing;

IN THE EVENT THAT THE CLAIMS SUBMITTED INTO ESCROW EXCEED THE FUNDS DEPOSITED INTO ESCROW BY BUYER, ESCROW HOLDER MAY RESIGN AS ESCROW HOLDER AND TERMINATE THE ESCROW, OR REQUIRE SELLER TO IMMEDIATELY

EIDETICS CORPORATION, A CALIFORNIA CORPORATION


-------------------------------------------------
BY: ALLAN KLEIN, PRESIDENT & ASSISTANT SECRETARY


PERCEPTRONICS, INC., A DELAWARE CORPORATION


-------------------------------------------------
BY: GERSHON WELTMAN, PRESIDENT & SECRETARY

                      [D & G ESCROW CORPORATION LETTERHEAD]

                                                                    May 26, 2000

Doreen Freeman,                                         Escrow Number: 2-62374-2
Escrow Officer

ADVANCE ADDITIONAL FUNDS IN AMOUNT ACCEPTABLE TO ESCROW HOLDER. IN THE EVENT THAT THE ESCROW HOLDER ELECTS TO TERMINATE THE ESCROW AS THE RESULT OF A DEFICIT, ESCROW HOLDER SHALL RETURN ALL DEPOSITS TO BUYER, LESS ESCROW FEES, COSTS AND THOSE FUNDS PRE-RELEASED TO SELLER IN ACCORDANCE WITH THESE INSTRUCTIONS.


Pay all creditor's claims actually received by you in writing before the close of business on the day specified in the notice as the last day for filing claims and which have been approved by any one of the Transferors. Distribute the consideration in the following order of priorities:

First, all obligations owing to the United States, to the extent given priority by federal law.
Second, secured claims, including statutory and judicial liens, to the extent of the consideration fairly attributable to the value of the properties securing the claims and in accordance with the priorities provided by law. A secured creditor shall participate in the distribution pursuant to this subdivision only if a release of lien is deposited by the secured creditor conditioned only upon receiving an amount equal to the distribution.

Third, escrow and professional charges and broker's fees attributable directly to the sale.

Fourth, Wage claims given priority by Section 1205 of the Code of Civil
Procedure.

Fifth, all other tax claims.

Sixth, all other unsecured claims.

In the event it should appear that there are not sufficient funds accruing to the account of the Seller herein for settlement in full of all approved claims as might be filed in this escrow, and/or required releases have not been deposited into escrow, any note and corresponding security device of such nature as called for in these escrow instructions shall be retained by Escrow Holder. Buyer herein will pay all payments as they fall due on said Note, paying same direct to Escrow Holder upon notification from Escrow Holder to do so.

At such time as sufficient funds have accrued by means of note payment collections, Escrow Holder shall make prorata distributions to all creditors whose claims could not be paid in full at the date that escrow was scheduled to be completed or until the note due the seller has been paid in full, whichever occurs earlier.

The number of prorata distributions made, and the dates of such distributions shall be at the sole discretion of the Escrow Holder, but same shall be made from time to time, and, at such times as the Escrow Holder deems reasonable, to effectively retire the aggregated indebtedness.

Escrow Holder will release the Note and corresponding Security device, if any exists, to the Seller immediately upon such time as all approved claims have been paid in full, and Escrow Holder will notify buyer, in writing, the date of such payment in full, further directing the BUyer to make all future payments directly to Secured Party.

EIDETICS CORPORATION, A CALIFORNIA CORPORATION


------------------------------------------------
BY: ALLAN KLEIN, PRESIDENT & ASSISTANT SECRETARY



PERCEPTRONICS, INC., A DELAWARE CORPORATION


------------------------------------------------
BY: GERSHON WELTMAN, PRESIDENT & SECRETARY

                      [D & G ESCROW CORPORATION LETTERHEAD]

                                                                    May 26, 2000

Doreen Freeman,                                         Escrow Number: 2-62374-2
Escrow Officer

All collection and prorate distributions costs shall be borne by the Seller exclusively, and such fees and charges shall be deducted from payments received from the buyer, being first deducted before such prorata distribution.

Should provision of this supplement be inconsistent with provision of the Escrow Instructions, to which this addendum is added and made a part thereof, the provisions of this supplement shall control.

In the event funds are insufficient to pay all claims escrow holder shall withhold one and one-half times the amount of any claim not so approved. On or before two (2) business days after the distribution, mail a written notice to each claimant whose claim is disapproved stating that the amount withheld will be paid to the Transferor unless attached within twenty-five (25) days from the mailing of the Notice.

If funds in your hands are insufficient to comply with the preceding instructions, postpone the close of escrow for not less than twenty-five (25) days nor more than thirty (30) days from the date of the mailing of a written notice to all claimants. The written notice shall be mailed within five (5) business days after the time the escrow would otherwise have closed and shall set forth the total consideration deposited or agreed to be deposited in the escrow, the name of each claimant who has timely filed a claim and the amount of the claim, the amount proposed to be paid to or withheld for each claimant in accordance with Section 6106.1(2) of the Commercial Code and the date on or before which distribution will be made to the claimants, which shall be not more than five (5) days after the new date specified for close of escrow. If no written objection to the proposed distribution is received prior to the new date specified for close of escrow, pay the approved claims in accordance with the proposed distribution set forth in the notice and withhold the amount of the disapproved claims. On or before two (2) business days after the distribution, mail a written notice to each claimant unless attached within twenty-five (25) days from the mailing of the notice.

If a written objection to the proposed distribution is received prior to the new date specified for the close of escrow, or if conflicting demands are otherwise made upon you by claimants, or if for any reason you are in doubt as to the proper distribution of funds, and if all such matters are not resolved to your satisfaction within forty-five (45) days after close of escrow, institute an action in interpleader pursuant to Section 386(b) of the Code of Civil Procedure and deposit the balance of the consideration with the Clerk of the Court.

Make prorations based on a 30-day month.

"Close of Escrow" shall mean the date specified in the Notice to Creditors or as soon thereafter as all of the conditions have complied with, unless written demand shall have been made upon Escrow not to complete it.

Make disbursements by Escrow check. If business being sold is held jointly with others, any cash disbursed from this escrow will be disbursed in one check unless instructed in writing to the contrary by all parties conveying said business.

Mail fire and other insurance policies to the holder of the secured liens, if any, in the order of their priorities.

EIDETICS CORPORATION, A CALIFORNIA CORPORATION


-----------------------------------------------
BY: ALLAN KLEIN, PRESIDENT & ASSISTANT SECRETARY



PERCEPTRONICS, INC., A DELAWARE CORPORATION


-----------------------------------------------
BY: GERSHON WELTMAN, PRESIDENT & SECRETARY

                      [D & G ESCROW CORPORATION LETTERHEAD]

                                                                    May 26, 2000

Doreen Freeman,                                         Escrow Number: 2-62374-2
Escrow Officer

Mail documents to which the Buyer and Seller are entitled and checks, if any, to the addresses given by the parties.

Escrow holder shall not be liable for the sufficiency or correctness as to form, manner of execution, or validity of any instrument deposited, nor as to identity, authority, or rights of any person executing the same nor for failure to comply with any of the provisions of any agreement, contract or instrument filed or referred to in said escrow, nor for the forgeries, false impersonations or fraud occurring or perpetrated by any person in connection with this escrow. The escrow holder's duties hereunder shall be limited to the safekeeping of such money, instruments or other documents received by the escrow holder, and of the disposition of same in accordance with the written instructions accepted in this escrow. Escrow holder is authorized to destroy without further notice to the parties, all documents, papers, instructions and any other material connected with this escrow five (5) years after the close of escrow.

Escrow's liability as escrow shall be confirmed to the things specifically provided for in the written instructions in this escrow.

Should Escrow, before the close, receive or become aware of any conflicting demands or claims with respect to this escrow or the rights of any of the parities hereto, or any money or property deposited herein or affected hereby, Escrow shall have the right to discontinue any or all further acts on Escrow's part until such conflict is resolved to Escrow's satisfaction, and Escrow shall have the further right to commence or defend any action or proceedings for the determination of such conflict. The parties hereto jointly and severally agree to pay all costs, damages, judgments and expenses, including court costs and attorney's fees suffered or incurred by escrow holder in connection with, or arising out of this escrow, and including but without limiting the generality of the foregoing, a suit in interpleader brought by Escrow. In the event Escrow files a suit in Interpleader, Escrow shall ipso facto be fully released and discharged from all obligations further to perform any and all duties or obligations imposed upon escrow holder in this escrow.

Unless otherwise provided herein Escrow is authorized to deposited all funds herein in a Trust Account in Escrow's name in a chartered bank of escrow holder's selection subject to Escrow's order.

These instructions or any amendments thereto may be executed in counter parts, each of which shall be deemed an original regardless of the date of its execution and delivery. All such counterparts together shall constitute one and the same.

SHOULD YOU HAVE ANY LEGAL QUESTIONS CONCERNING THIS ESCROW OR TRANSACTION, CONSULT YOUR ATTORNEY. THE UNDERSIGNED BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE RECEIVED, READ, APPROVE AND AGREE TO THE FOREGOING TERMS, CONDITIONS, INSTRUCTIONS AND GENERAL PROVISIONS HEREIN.


EIDETICS CORPORATION, A CALIFORNIA CORPORATION


-----------------------------------------------
BY: ALLAN KLEIN, PRESIDENT & ASSISTANT SECRETARY



PERCEPTRONICS, INC., A DELAWARE CORPORATION


-----------------------------------------------
BY: GERSHON WELTMAN, PRESIDENT & SECRETARY

                                    EXHIBIT G
                    FORM OF SECRETARY'S CERTIFICATE (SELLER)

                               PERCEPTRONICS, INC.
                             Secretary's Certificate

         I, Gershon Weltman, Secretary of PERCEPTRONICS, INC., a Delaware corporation ("Company"), pursuant to Section 2.7(h) of the Asset Purchase Agreement dated as of May 31, 2000, between EIDETICS CORPORATION, a California corporation and the Company ("Agreement"), do hereby certify as follows:

         1. Attached hereto as EXHIBIT A is a true and correct copy of the Written Consent of the Directors of the Company authorizing the execution, delivery and performance of the Agreement and each exhibit thereto and the consummation of the transactions contemplated in the Agreement.

         2. Each person who, as an officer, a director or an employee of the Company or attorney-in-fact of such officer, director or employee, signed the Agreement and Ancillary Agreements was, at the respective time of such signing and delivery of the Agreement and Ancillary Agreements, and is now, duly elected or appointed, qualified and acting as such officer, director, employee or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures, the persons named below were, on May 1, 2000 and have been at all times since that date to and including the date hereof, (i) either the duly elected, qualified and acting officer of the Company, holding the offices set forth opposite his or her name, or (ii) an employee of the Company, holding the positions set forth opposite his or her name, and the signature appearing opposite his or her name below is his or her genuine signature:


         Name                Office/Position                   Signature
         ----                ---------------                   ---------

Gershon Weltman           President/Secretary             --------------------


         All capitalized terms used and not defined in this Certificate shall have the meanings assigned to them in the Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this certificate and affixed the seal of the Company this ____ day of June, 2000.


                                        ------------------------------
                                        Gershon Weltman
                                        Secretary

         As President of the Company, the undersigned hereby certifies that Gershon Weltman, the Secretary of the Company and his genuine signature appears above his name printed above.


                                        --------------------------------
                                        Gershon Weltman
                                        President

                                       2